EXHIBIT 35


                         The Oxford

                         Glycosciences

                         Executive Share

                         Option Scheme

                         11 March 1998

                         New Bridge Street Consultants
                         20 Little Britain
                         London EC1A 7DH

                         Ref: N/2926/ESOS-3
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                    Date adopted: 18 March 1998
                    Date amended: 10 May 2001 and 9 May 2002
                    Inland Revenue Ref: 19218/AJW
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                                    CONTENTS

                                                                            Page

1. DEFINITIONS AND INTERPRETATION .........................................    4

2. ELIGIBILITY ............................................................    5

3. GRANT OF OPTIONS .......................................................    5

4. LIMITS .................................................................    6

5. EXERCISE OF OPTIONS ....................................................    8

6. TAKEOVER, RECONSTRUCTION AND WINDING-UP ................................    9

7. ADJUSTMENT OF OPTIONS ..................................................   11

8. ALTERATIONS ............................................................   11

9. MISCELLANEOUS ..........................................................   12

SCHEDULE ..................................................................   13

APPENDIX 1 ................................................................   16

APPENDIX 2 ................................................................   19

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1.    DEFINITIONS AND INTERPRETATION

(1)   In this Scheme, unless the context otherwise requires:-

      "Amendment Date" means 10 May 2001.

      "the Board" means the board of directors of the Company or a committee appointed by them;

      "the Company" means Oxford GlycoSciences plc (registered in England and Wales No. 02723527);

      "First Tier Option" means an option which the Board shall have determined before its grant shall be so designated;

      "the Grant Date" in relation to an option means the date on which it was granted;

      "Group Member" means:-

      (a) a Participating Company or a body corporate which is (within the meaning of section 736 of the Companies Act 1985) the Company's holding company or a subsidiary of the Company's holding company; or

      (b) a body corporate which is (within the meaning of section 258 of that Act) a subsidiary undertaking of a body corporate within paragraph
            (a) above and has been designated by the Board for this purpose;

      (c) any other body corporate in relation to which a body corporate within paragraph (a) or (b) above is able (whether directly or indirectly) to exercise 20% or more of its equity voting rights and has been designated by the Board for this purpose;

      "Listing" means the admission of ordinary shares in the Company to the Official List of the London Stock Exchange;

      "the London Stock Exchange" means London Stock Exchange Limited;

      "New Category Options" means an option which the Board shall have determined before its grant shall be so designated;(1)

      "Participant" means a person who holds an option granted under this Scheme;

      "Participating Company" means the Company or any Subsidiary;

      "Priority Offer" means the priority offer to employees of shares in the Company at the time of Listing;

      "Recruitment Option" has the meaning given to it by Rule 4(5);

      "Schedule 9" means Schedule 9 to the Taxes Act 1988;

      "Second Tier" means an option which the Board shall have determined before its grant shall be so designated, which it may only do if the objective term specified in Rule 3(1) in relation to that option

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(1)   In any year, the maximum percentage of the options which can be granted to a Participant in that year as New Category Options is 50%. This should not be exceeded.
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      is one which the Remuneration Committee of the Board consider no less demanding than that expressed in the Schedule hereto;

      "Subsidiary" means a body corporate which is a subsidiary of the Company within the meaning of section 736 of the Companies Act 1985;

      "the Taxes Act 1988" means the Income and Corporation Taxes Act 1988; and

      "Vesting Date" means such date or dates as the Board may have specified as applying to a New Category Option prior to its grant. (2)

(2) Any reference in this Scheme to any enactment includes a reference to that enactment as from time to time modified, extended or re-enacted.

2.    ELIGIBILITY

(1) Subject to sub-rule (3) below, a person is eligible to be granted an option if (and only if) he is a full-time executive director or qualifying employee of a Participating Company.

(2)   For the purposes of sub-rule (1) above

      (a) a person shall be treated as a full-time executive director of a Participating Company if he is obliged to devote to the performance of the duties of his office or employment with that and any other Participating Company not less than 25 hours a week (excluding meal breaks);

      (b) a qualifying employee is an individual who is an employee of a Participating Company (other than one who is a director of a Participating Company).

(3) A person is not eligible to be granted an option at any time within the two years immediately preceding the date on which he is bound to retire in accordance with the terms of his contract of employment.

3.    GRANT OF OPTIONS

(1) Subject to Rule 4 below, the Board may grant (or the Board may request any other person to grant) an option to acquire shares in the Company, upon the terms set out in this Scheme and upon such other objective terms as the Board may specify, to any person who is eligible to be granted an option in accordance with Rule 2 above; and for this purpose an option to acquire includes an option to purchase and an option to subscribe.

(2) The price at which shares may be acquired by the exercise of an option shall be determined by the Board before its grant, but shall not be less than:-

      (a) if shares of the same class as those shares are quoted in the London Stock Exchange Daily Official List, the middle-market quotation of shares of that class (as derived from that List) on the Grant Date or the dealing day immediately preceding the Grant Date (so long as this day shall not precede the date on which the Company last announced its results for any period) as shall be determined by the Board;

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(2)   New Category Options will vest as to one-third on each of the first, second and third anniversaries of the Grant Date. They will lapse on the fifth anniversary of grant.


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      (b)   if paragraph (a) above does not apply, the market value (within the meaning of Part VIII of the Taxation of Chargeable Gains Act 1992) of shares of that class in the opinion of the Board on the Grant Date (or such other day as the Board may determine); or

      (c) in the case of an option to acquire shares only by subscription, the nominal value of those shares.

(3)   An option may only be granted:-

      (a)   within the period of 6 weeks beginning with:

            (i)   the date on which this Scheme is adopted by the Company;

            (ii) the dealing day next following the date on which the Company announces its results for any period,

            or at any other time when the circumstances are considered by the Board to be sufficiently exceptional to justify its grant; and

      (b) within the period of 10 years beginning with the date on which this Scheme is adopted by the Company.

(4)   An option granted to any individual:-

      (a) shall not, except as provided in Rule 5(4) below, be capable of being transferred or assigned by him; and

      (b)   shall lapse immediately if he is adjudged bankrupt.

(5) There shall be no monetary consideration for the grant of any option, and accordingly any such option shall be granted by deed.

(6) Any option granted prior to a proposed Listing shall lapse if the Listing does not occur within four weeks of the option's Grant Date.

4.    LIMITS

(1) Subject to sub-rule (2) below, no options shall be granted which would, at the time they are granted, cause the number of shares in the Company which shall have been or may be issued in pursuance of options granted in the period of 10 years beginning with the Amendment Date, or been issued in that period otherwise than in pursuance of options, whether under this Scheme or under any other employees' share scheme adopted by the Company to exceed the number representing 10 per cent. of the issued ordinary share capital of the Company at that time.

(2) No options (excluding for the purposes of this sub-rule Recruitment Options) shall be granted in any 12 month period beginning with the Amendment Date or any anniversary of it which would, at the time they are granted, cause the number of shares which have been or may be issued in pursuance of options or other awards of shares made in that period, whether made under this Scheme or under any other employees' share scheme adopted by the Company to exceed the number representing 2 per cent. of the issued ordinary share capital of the Company at that time.


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(3)   Except where the Board determines otherwise(3), no person shall be granted options which would, at the time they are granted, cause the aggregate market value of shares which he may acquire in pursuance of options granted to him in any calendar year to exceed four times his current basic salary (excluding benefits in kind) expressed as an annual rate (or such other multiple of the person's basic salary as the Board may from time to time decide); and for the purposes of this sub-rule:

      (a) any option which shall have been released to any extent shall be treated to that extent as if it were still exercisable; and

      (b) where a payment of salary is made otherwise than in sterling, the payment shall be treated as being of the amount of sterling ascertained by applying such rate of exchange published in a national newspaper as the Board shall reasonably determine.

(4) For the purposes of this Rule, the market value of the shares in relation to which an option was granted shall be calculated:-

      (a) in the case of an option granted under this Scheme, on the day by reference to which the price at which shares may be acquired by its exercise was determined in accordance with Rule 3(2) above;

      (b) in the case of an option granted under any scheme approved by the Inland Revenue under Schedule 9, at the time when it was granted or, in a case where an agreement relating to the shares has been made under paragraph 29 of Schedule 9, such earlier time or times as may be provided in the agreement; and

      (c) in the case of any other option, on the day or days by reference to which the price at which shares may be acquired by its exercise was determined.

(5) A Recruitment Option is an option granted under the Scheme to a person who has become a director or employee of a Participating Company (having previously been neither) on or after the date of the last but one announcement of the Company's results for any period, and which the Board resolves at the time of grant to be a Recruitment Option. However, if at any time during the six week period following the announcement of Company's results for any period, the Company's rules on share dealing have prevented the granting of a Recruitment Option to a director or employee of a Participating Company, and since such prohibition ceased, there has not been a continuous period of 14 days in which the grant of such an option was possible, a Recruitment Option may be granted to such a director or employee in the first available period in which it is permissible to grant an option.

(6) Any option granted under this Scheme shall be limited and take effect so that the above limits are complied with.

(7) For the purposes of the limits set out in sub-rules (1) and (2) above, where in connection with a share option scheme established by the Company, the Company grants an option to subscribe for shares to an employee trust established by the Company (or issues shares to any such trust other than pursuant to the exercise of such an option), this shall be treated as the grant of an option to subscribe for shares under that scheme.

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(3)   The Board will only make grants above four (4) times salary where it is necessary to maintain market competitiveness in the US or elsewhere or to attract new recruits. Only in the circumstances of recruitment might grants exceed eight (8) times of salary; such grants to be notified to the ABI.


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5.    EXERCISE OF OPTIONS

(1) The exercise of any option shall be effected in the form and manner as the grantor of the option may from time to time prescribe.

(2) Subject to sub-rules (4) and (5) below and to sub-rules (1) and (3) of Rule 6 below, an option may not be exercised before the third anniversary of the Grant Date, or, in the case of a Second Tier Option, the fifth anniversary, or, in respect of a New Category Option, the Vesting Date.

(3) An option may not be exercised if the relevant condition is not satisfied, subject to sub-rule (4) and paragraphs (a) and (c) of sub-rule (5) below and to Rule 6(4) below, and in this sub-rule and Rule 6(4) below, the relevant condition is a performance condition which constitutes a term specified by the Board as mentioned in Rule 3(1) above or, if there is no such condition, the condition (if any) in the Schedule to this Scheme.

(4) If any Participant dies, any option granted to him which has not lapsed may be exercised by his personal representatives within 12 months after the date of his death, provided that his death occurs at a time when either he is a director or employee of a Group Member or he is (or would be if the condition referred to in sub-rule (3) above was satisfied) entitled to exercise the option by virtue of sub-rule (5) below. Any option not exercised within this 12 month period shall lapse.

(5) If any Participant ceases to be a director or employee of a Group Member (otherwise than on his death), the following provisions apply to any option granted to him which has not lapsed:-

      (a) if he so ceases due to injury, disability or redundancy (within the meaning of the Employment Rights Act 1996), or only because his office or employment is in a company which ceases to be a Group Member, or relates to a business or part of a business which is transferred to a person who is not a Group Member, the option may be exercised within the exercise period;

      (b) if he so ceases by reason of retirement on reaching the age at which he is bound to retire in accordance with the terms of his contract of employment, the option may be exercised within the exercise period, but subject to sub-rule (3) above;

      (c) if he so ceases for any other reason, the option may not be exercised at all unless the Board so permits (granting its permission, if at all, within 12 months of the date of cessation), when it may be exercised to the extent permitted by the Board within the exercise period, provided that, subject to sub-rule (4) above, any option not exercised within the exercise period shall lapse.

      In this sub-rule the exercise period is the period expiring 12 months after his so ceasing, or at such later time as the Board may permit, being not later than 66 months after the Grant Date.

(6) A Participant shall not be treated for the purposes of sub-rule (5) above as ceasing to be a director or employee of a Group Member until he is no longer a director or employee of any Group Member, and a female Participant who ceases to be a director or employee due to pregnancy or confinement and who exercises her right to return to work under the Employment Rights Act 1996 or any contractual right to do so before exercising her option shall be treated for those purposes as not having ceased to be a director or employee.

(7) Subject to sub-rule (4) above, but notwithstanding any other provision of this Scheme, an


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

      option may not be exercised after the expiration of 10 years (or such shorter period as the Board may have determined before its grant) beginning with the Grant Date(4).

(8) Subject to sub-rule (9) below, within 30 days after an option has been exercised by any person, the grantor of the option shall procure the allotment or transfer to him (or a nominee for him) of the shares in respect of which the option has been exercised except that the grantor shall not be so obliged if it considers that the issue or transfer of the shares would not be lawful in all relevant jurisdictions.

(9) The exercise of options (and/or the allotment or transfer of shares) will be subject to such additional conditions and procedures as the grantor of the options or the Board may determine are necessary or desirable for the time being in order to comply with or take into account any legal or taxation obligations of, or implications for, a company of such exercise. For the avoidance of doubt, and without limiting any of the foregoing, where a Group Member is obliged to account for any tax (in any jurisdiction) for which the person in question is liable by virtue of exercising the option and/or for any social security contributions recoverable from the person in question (together, the "Tax Liability"), or would suffer a disadvantage if it were not to account for the Tax Liability, the exercise of the option may be subject to a requirement that the person exercising it has either:-

      (a) made a payment to any Group Member of an amount equal to the Tax Liability; or

      (b) entered into arrangements with that or another Group Member or the person who granted the option to secure that such a payment is made (whether by authorising the company to procure the sale of some or all of the shares on his behalf and authorising the payment to the company of the relevant amount out of the proceeds of sale or otherwise).

(10) All shares allotted under this Scheme shall rank equally in all respects with the shares of the same class then before in issue except for any rights attaching to those shares by reference to a record date prior to the date of the allotment.

6.    TAKEOVER, RECONSTRUCTION AND WINDING-UP

(1) If the Board becomes aware that any person has obtained control of the Company (within the meaning of section 840 of the Taxes Act 1988), the Board shall within 7 days notify every Participant. Subject to sub-rules
      (4), (5) and (7) of Rule 5 above, any option which has not lapsed may be exercised within one month (or such longer period as the Board may permit) of the notification.

(2) For the purposes of sub-rule (1) above, a person shall be deemed to have obtained control of the Company if he and others acting in concert with him have together obtained control of it.

(3) If any person becomes bound or entitled to acquire shares in the Company under sections 428 to 430F of the Companies Act 1985, or if under section 425 of that Act the Court sanctions a compromise or arrangement proposed for the purposes of or in connection with a scheme for the reconstruction of the Company or its amalgamation with any other company or companies, or if the Company passes a resolution for voluntary winding up, or if an order is made for the compulsory winding up of the Company, the Board shall as soon as possible notify every Participant. Subject to sub-rules
      (4), (5) and (7) of Rule 5 above, any option

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(4)   New Category Options will lapse on the fifth anniversary of grant.

      which has not lapsed may be exercised within one month of such notification, but to the extent that it is not exercised shall (notwithstanding any other provision of this Scheme) lapse at the end of that period.

(4) In relation to an option which would but for Rule 5(3) above be exercisable by virtue of an event mentioned in sub-rule (3) above, the Board may at its discretion, and acting fairly and reasonably, treat the relevant condition as satisfied.


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

7.    ADJUSTMENT OF OPTIONS

(1)   Subject to sub-rules (3) and (4) below, in the event of:-

      (a) any increase or variation of the share capital of the Company (whenever effected) by way of capitalisation or rights issue, sub-division, consolidation, reduction or otherwise,

      (b)   the Company paying a capital dividend,

      (c) in any other circumstances similarly affecting options granted under the Scheme,

      the Board may make such adjustments as it considers appropriate under sub-rule (2) below.

(2) An adjustment made under this sub-rule shall be to one or more of the following:-

      (a) the number of shares in respect of which any option may be exercised;

      (b) the price at which shares may be acquired by the exercise of any option;

      (c) where any option has been exercised but no shares have been allotted or transferred pursuant to the exercise, the number of shares which may be allotted or transferred and the price at which they may be acquired.

(3) An adjustment under sub-rule (2) above may reduce the price at which shares may be acquired by the exercise of an option to less than their nominal value, but only if and to the extent that the Board is authorised to capitalise from the reserves of the Company a sum equal to the amount by which the nominal value of the shares in respect of which the option is exercised and which are to be allotted pursuant to the exercise exceeds the price at which the shares may be subscribed for and to apply that sum in paying up that amount on the shares; and so that on the exercise of any option in respect of which such a reduction shall have been made the Board shall capitalise that sum (if any) and apply it in paying up that amount.

(4)   Except in the case of a capitalisation issue, no adjustment under sub-rule
      (2) above shall be made without the prior confirmation of the auditors for the time being of the Company that it is in their opinion fair and reasonable.

8.    ALTERATIONS

(1) Subject to sub-rule (2) below, the Board may at any time alter or add to the provisions of this Scheme or the terms of any option granted under it in any respect.

(2) Subject to sub-rule (3) below, no alteration to the advantage of the persons to whom options may be granted shall be made under sub-rule (1) above to any of Rules 2, 3(2), 3(4), 4, 5, 6, 7, and 8 without the prior approval by ordinary resolution of the members of the Company in general meeting.

(3) Sub-rule (2) above shall not apply to any minor alteration to benefit the administration of this Scheme, to take account of a change in legislation or to obtain or maintain favourable tax, exchange control or regulatory treatment for Participants or any Group Member.


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9.    MISCELLANEOUS

(1) The rights and obligations of any individual under the terms of his office or employment with any Group Member shall not be affected by his participation in this Scheme or any right which he may have to participate in it, and an individual who participates in it shall waive any and all rights to compensation or damages in consequence of the termination of his office or employment for any reason whatsoever insofar as those rights arise or may arise from his ceasing to have rights under or be entitled to exercise any option as a result of such termination.

(2) In the event of any dispute or disagreement as to the interpretation of this Scheme, or as to any question or right arising from or related to this Scheme, the decision of the Board shall be final and binding upon all persons.

(3) The Company and any Subsidiary may provide money to the trustees of any trust or any other person to enable them or him to acquire shares to be held for the purpose of the Scheme or enter into any guarantee or indemnity for these purposes, to the extent permitted by the Companies Act 1985.

(4) In the event that shares are transferred to a Participant in pursuance of any option granted under this Scheme, the Participant shall, if so required by the person making the transfer, join that person in making a claim for relief under section 165 of the Taxation of Chargeable Gains Act 1992 in respect of the disposal made by him in effecting such transfer.

(5) The Scheme and all options granted under it shall be governed and construed in accordance with English Law.

(6) Any notice or other communication under or in connection with this Scheme may be given by personal delivery or by sending it by post, in the case of a company to its registered office, and in the case of an individual to his last known address, or, where he is a director or employee of a Group Member, either to his last known address or to the address of the place of business at which he performs the whole or substantially the whole of the duties of his office or employment.


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                                    SCHEDULE

Second Tier Options granted prior to the Amendment Date

The condition referred to in Rule 5(3) in respect of Second Tier Options (granted prior to the Amendment Date) is that either the test in (A) or (B) (or both) below are satisfied:

(A)   1.    The following calculation shall be performed to determine whether the condition in this part of the Schedule has been satisfied.

      2. The Board shall compute the "average TSR "(as found by 3 below) for the Company and the FTSE Small Cap Companies on the last day of each calendar month beginning with the month prior to the Grant Date of the option in question.

      3.    (a)   The TSR of a company on any day is the "Return Index Net" for that company as calculated by Datastream in its index of total shareholder return.

            (b) "Average TSR" of a company on any day is the average of that company's TSR on the 60 days ending with the day in question.

      4. The FTSE Small Cap Companies are those who were constituent companies of the FTSE Small Cap Index on the last day of the later of the relevant calendar months, excluding those not listed during the whole of the averaging period for the earlier of the two days whose average TSR is being compared under 5 below.

      5.    (a)   On the last day of each calendar month beginning with the 60th calendar month following the month prior to the Grant Date, the Board shall, in the case of each of the Company and the FTSE Small Cap Companies, compare its average TSR on that last day with its average TSR on the last day of the month 60 months previously, and compute the percentage growth from one to the other.

            (b) The Board shall, on each occasion on which this calculation is performed, rank all such companies by the resulting figures (the company with the highest figure having the highest ranking).

            (c) The "Final Placing" of the Company will be calculated by dividing its position in the ranking by the total number of companies in the ranking and multiplying the result by 100.

            (d) If the Company's Final Placing is 25 or a lesser number, the Board shall ensure that any Participant whose option is subject to the condition in this part of the Schedule (the condition not having previously been satisfied in relation to that option) is notified of the fact not later than the twenty first day of the month following the later of the two months which are being compared.

            (e) The condition in this part of the Schedule is satisfied when such a notification has been given.

(B)   1.    The following calculation shall be performed to determine whether the condition in this part of the schedule has been satisfied.


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

      2. The option price as determined in rule 3(2) shall have been equal to or lower than 50% of the share price as determined in 3 below on any one or more of the 3 days preceding the exercise of the option.

      3. Whilst shares of the same class as the shares the subject of the option are quoted in the London Stock Exchange Daily Official List, the middle market quotation of shares of that class (as derived from the List).

      The Board may make such adjustments to the conditions described in this Schedule as it considers appropriate to take account of any change to the calculation of TSR or any other factors which it considers relevant.

Second Tier Option Granted after the Amendment Date

The Condition referred to in Rule 5(3) in respect of Second Tier Options (granted after the Amendment Date) is that either the test in (A) or (B) (or both) below are satisfied:

(A)1. The following calculation shall be performed to determine whether the condition in this part of the Schedule has been satisfied.

2. The Board shall compute the "average TSR "(as found by 3 below) for the Company and the FTSE Top 350 Companies on the last day of each calendar month beginning with the month prior to the Grant Date of the option in question.

3.    (a)   The TSR of a company on any day is the "Return Index Net" for that company as calculated by Datastream in its index of total shareholder return.

      (b) "Average TSR" of a company on any day is the average of that company's TSR on the 60 days ending with the day in question.

4. The FTSE Top 350 Companies are those who were constituent companies of the FTSE 100 and the FTSE Mid 250 Indices on the last day of the later of the relevant calendar months, excluding those not listed during the whole of the averaging period for the earlier of the two days whose average TSR is being compared under 5 below.

5.    (a)   On the last day of each calendar month beginning with the 60th calendar month following the month prior to the Grant Date, the Board shall, in the case of each of the Company and the FTSE Top 350
            Companies, compare its average TSR on that last day with its average
            TSR on the last day of the month 60 months previously, and compute the percentage growth from one to the other.

      (b) The Board shall, on each occasion on which this calculation is performed, rank all such companies by the resulting figures (the company with the highest figure having the highest ranking).

      (c) The "Final Placing" of the Company will be calculated by dividing its position in the ranking by the total number of companies in the ranking and multiplying the result by 100.

      (d) If the Company's Final Placing is 25 or a lesser number, the Board shall ensure that any Participant whose option is subject to the condition in this part of the Schedule (the


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            condition not having previously been satisfied in relation to that option) is notified of the fact not later than the twenty first day of the month following the later of the two months which are being compared.

      (e) The condition in this part of the Schedule is satisfied when such a notification has been given.

(B)   1.    The following calculation shall be performed to determine whether the condition in this part of the schedule has been satisfied.

      2. The option price as determined in rule 3(2) shall have been equal to or lower than 50% of the share price as determined in 3 below on any one or more of the 3 days preceding the exercise of the option.

      3. Whilst shares of the same class as the shares the subject of the option are quoted in the London Stock Exchange Daily Official List, the middle market quotation of shares of that class (as derived from the List).

      The Board may make such adjustments to the conditions described in this Schedule as it considers appropriate to take account of any change to the calculation of TSR or any other factors which it considers relevant.

                                   APPENDIX 1

         The Oxford GlycoSciences Approved Executive Share Option Scheme

This Appendix constitutes the UK Inland Revenue approved part of the Oxford GlycoSciences Executive Share Option Scheme ("the UK Approved Scheme"). The terms of the UK Approved Scheme are identical to the principal terms of the Oxford GlycoSciences Executive Share Option Scheme to which the UK Approved Scheme is appended except as follows.

1. References to "the Scheme" shall be replaced by references to the "UK Approved Scheme".

2. Expressions not otherwise defined in the UK Approved Scheme have the same meanings as they have in Schedule 9.

3. In the definition of "Subsidiary" in Rule 1(1), add to the end words "and is under the control of the Company within the meaning of Section 840 of the Taxes Act 1988".

4. In Rule 2(3), add to the end the words "nor when he is not eligible to participate in the UK Approved Scheme by virtue of paragraph 8 of Schedule 9".

5. In Rule 3(1), after the word "Company", add the words "which satisfy the requirements of paragraphs 10 - 14 of Schedule 9".

6. In Rule 3(2)(a), after the words "as shall be determined by the Board" add the words "(or such other dealing day as may be agreed with the Inland Revenue)".

7. In Rule 3(2)(b), delete the words from "in the opinion of the Board" to the end and substitute the words ", as agreed in advance for the purposes of the Scheme with the Shares Valuation Division of the Inland Revenue, on the Grant Date (or such other day as may be agreed with the Inland Revenue); or".

8. In Rule 3(3)(a), after the words "general meeting", add the words "or the date on which the UK Approved Scheme is approved by the Inland Revenue under Schedule 9".

9.    Add the following as Rule 4(3A):

      "No person shall be granted options under the UK Approved Scheme which would, at the time they are granted, cause the aggregate market value of the shares which he may acquire in pursuance of options granted to him under the UK Approved Scheme or under any other share option scheme, not being a savings related share option scheme, approved under Schedule 9 and established by the Company or by any associated company of the Company (and not exercised) to exceed or further exceed (pound)30,000".

10.   In Rule 4(4)(b), after "granted under any" insert the word "other".

11. In Rule 5(5), after the words "66 months after the Grant Date" add the words ", 42 months after the last date on which he was granted an option under the UK Approved Scheme or any other share option scheme established by the Company (or any subsidiary) or 42 months after the last date prior to his so ceasing on which is exercised an option (not being one granted under a savings related share option scheme) in circumstances in which paragraphs
      (a) and (b) of Section 185(3) of the Taxes Act 1988 applied whichever is the latest".

12.   Add the following as Rule 5(7A):

      "A Participant shall not be eligible to exercise an option under the UK Approved Scheme at any time when he is not eligible to participate in the UK Approved Scheme by virtue of paragraph 8 of Schedule 9".

13.   Add the following as Rules 6(5) and (6):

      "(5)  If any company ("the acquiring company"):-

            (a)   obtains control of the Company as a result of making -

                  (I) a general offer to acquire the whole of the issued ordinary share capital of the Company which is made on a condition such that if it is satisfied the person making the offer will have control of the Company, or

                  (II) a general offer to acquire all the shares in the Company which are of the same class as the shares which may be acquired by the exercise of options granted under the UK Approved Scheme, or

            (b) obtains control of the Company in pursuance of a compromise or arrangement sanctioned by the court under section 425 of the Companies Act 1985 or Article 418 of the Companies (Northern Ireland) Order 1986, or

            (c) becomes bound or entitled to acquire shares in the Company under sections 428 to 430F of that Act or Articles 421 to 423 of that Order,

            any Participant may at any time within the appropriate period (which expression shall be construed in accordance with paragraph 15(2) of
            Schedule 9), by agreement with the acquiring company, release any option granted under the UK Approved Scheme which has not lapsed ("the old option") in consideration of the grant to him of an option ("the new option") which (for the purposes of that paragraph) is equivalent to the old option but relates to shares in a different company (whether the acquiring company itself or some other company falling within paragraph 10(b) or (c) of Schedule 9).

      (6)   The new option shall not be regarded for the purposes of sub-rule
            (5) above as equivalent to the old option unless the conditions set out in paragraph 15(3) of Schedule 9 are satisfied, but so that the provisions of the UK Approved Scheme shall for this purpose be construed as if:-

            (a) the new option were an option granted under the UK Approved Scheme at the same time as the old option;

            (b) except for the purposes of the definitions of "Group Member", "Participating Company" and "Subsidiary" in Rule 1(1) above and the reference to "the Board" in Rules 5(7) above and 8(1) below, the expression "the Company" were defined as "a company whose shares may be acquired by the exercise of options granted under the UK Approved Scheme"; and

            (c) the relevant condition referred to in Rule 5(3) above had been satisfied."

      14. In Rule 7(1), after "Subject to sub-rules" add "(2A)," and delete sub-paragraphs (b) and (c).

      15.   Add the following as Rule 7(2A):

            "At a time when the UK Approved Scheme is approved by the Inland Revenue under Schedule 9, no adjustment under sub-rule (2) above shall be made without the prior approval of the Inland Revenue."

      16. In Rule 8(1) delete the words "sub-rule (2)" and substitute the words "sub-rules (2), (3A) and (3B)".

      17. At the end of Rule 8(1), add the words "In making any such alteration, the Board shall have regard to the fact that, if at a time when the UK Approved Scheme is approved by the Inland Revenue under Schedule 9, the approval will not thereafter have effect until the Inland Revenue have approved the alteration and, for this reason, any alteration to the principal terms of the Scheme insofar as it would otherwise apply to the UK Approved Scheme shall, unless the Board determines otherwise, not take effect in relation to the UK Approved Scheme unless the Inland Revenue have approved that alteration. The Board shall notify the Inland Revenue of any alteration to the UK Approved Scheme which is made at a time when it is approved by the Inland Revenue under Schedule 9."

      18.   Add the following as Rules 8(3A), (3B) and (3C):

            "(3A) No alteration to the disadvantage of any Participant, other than to a special term, shall be made under sub-rule (1) above unless:

                  (a) the Board shall have invited every relevant Participant to give an indication as to whether or not he approves the alteration, and

                  (b) the alteration is approved by a majority of those Participants who have given such an indication.

            (3B) No alteration which solely relates to a special term subject to which an option has been granted shall be made under sub-rule (1) above unless:

                  (a) there shall have occurred an event which shall have caused the Board reasonably to consider that the special term would not, without the alteration, achieve its original purpose,

                  (b) the Board shall reasonably consider that the condition set by the special term will, following such alteration, be no more difficult to satisfy than it was prior to the event giving rise to the alteration, and

                  (c) the Board shall act fairly and reasonably in making the alteration."

            (3C) Any reference in this Rule to a special term is a reference to a term specified by the Board as mentioned in Rule 3(1) above or a term of the Schedule hereto.

                                   APPENDIX 2

              The Oxford GlycoSciences Incentive Stock Option Plan

This Appendix constitutes the US approved part of the Oxford GlycoSciences Executive Share Option Scheme ("the US ISO Plan"). The terms of the US ISO Plan are identified to the principal terms of the Oxford GlycoSciences Executive Share Option Scheme to which the US ISO Plan is appended except as follows.

1. Options granted in accordance with the Scheme may be designated as "Incentive Stock Options" ("ISOs") within the meaning of section 422 of the United States Internal Revenue Code of 1986, as amended (the "US Tax Code").

2. The aggregate number of shares for which ISOs may be granted under this Appendix 2 shall not exceed 2,000,000.

3. The class of persons who may receive ISOs shall, in addition to the limitations imposed by the Scheme, be limited to those persons who are employees of the Company or its "parent" or "subsidiary" corporations within the meaning of sections 424(f) and (g), respectively, of the US Tax Code.

4. In addition to any other restrictions contained in the Scheme, ISOs shall not be transferable otherwise than by will or the laws of descent and distribution. During the lifetime of the person to whom the ISO is granted, the ISO shall be exercisable only by such person.

5. To the extent that the aggregate market value of shares with respect to which ISOs are exercisable (determined without regard to this Scheme) for the first time by a Participant during any calendar year (under all plans or schemes of the Company or its "parent" and "subsidiary" corporations within the meaning of section 424(f) and (g) respectively of the US Tax
      Code) exceed US$100,000, such options shall to the extent of such excess be treated as options which are not ISOs. For the purpose of the preceding sentence, the market value of any shares subject to an ISO shall be determined at the time such ISO is granted.

6. This Appendix 2 shall be deemed to be included within the Scheme as adopted by the Company for the purpose of any ISO grants.